Exhibit 23.1

WEINBERG & COMPANY, P.A.
C E R T I F I E D   P U B L I C   A C C O U N T A N T S

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
of Skystar Bio-Pharmaceutical Company:

We hereby consent to the incorporation by reference in this Registration Statement to be filed by Skystar Bio-Pharmaceutical Company (f/k/a The Cyber Group Network Corporation and hereinafter the “Company”) on Form S-8 of our report, dated May 13, 2005, on the consolidated balance sheets of The Cyber Group Network Corporation and Subsidiary as of December 31, 2004 and 2003 and for the period from March 31, 2000 (inception) to December 31, 2004 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended, which report appears in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A. Boca Raton, Florida March 1, 2006

6100 Glades Road • Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park East • Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Facsimile: 310.601.2201 www.cpaweinberg.com	One Pacific Place, Suite 805 88 Queensway, Hong Kong, P.R.C. Telephone: 852-2780-7231 Facsimile: 852-2780-8717